Exhibit 10.4

FORM OF Securityholder SUPPORT AGREEMENT

This Securityholder Support Agreement (this “Agreement”), dated as of [●], 2023, is entered into by and among Inpixon, a Nevada corporation (the “Parent”), Grafiti Holding Inc., a company organized under the laws of the Province of British Columbia, Canada (“Spinco”), Damon Motors Inc., a company organized under the laws of the Province of British Columbia, Canada (the “Company”) and the undersigned securityholder of the Company (the “Securityholder”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined herein).

The Parent, Spinco, the Company and the Securityholder are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, the Parent, 1444842 B.C. LTD., a British Columbia company and a direct, wholly-owned subsidiary of the Parent (“Amalco Sub”), Spinco and the Company have entered into a Business Combination Agreement (as may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, the Parties intend to carry out a business combination, which shall include the Arrangement (as defined herein) on the terms and subject to the conditions set forth in a plan of arrangement under Part 9 Division 5 of the Business Corporations Act (British Columbia) (the “BCBCA”), substantially in the form attached as Exhibit A to the Business Combination Agreement (the “Plan of Arrangement”), subject to any amendments or variations to the Plan of Arrangement, including at the direction of the Court in the Final Order, with the prior written consent of the Company and the Parent, each acting reasonably;

WHEREAS, on the terms and subject to the conditions of the Business Combination Agreement and the Plan of Arrangement, among other things, (a) in accordance with the applicable provisions of the BCBCA, Spinco, Amalco Sub and the Company will complete an arrangement pursuant to Part 9 Division 5 of the BCBCA (the “Arrangement”), and as a result of the Arrangement, (i) each Company Note issued and outstanding immediately prior to the Effective Time will automatically be exchanged for such number Company Common Shares as set out in the Plan of Arrangement; (ii) each Company SAFE issued and outstanding immediately prior to the Effective Time will automatically be exchanged for such number Company Common Shares as set out in the Plan of Arrangement; (iii) each Company Preferred Share issued and outstanding immediately prior to the Effective Time will be automatically exchanged for such number Company Common Shares as set out in the Plan of Arrangement, (iv) each Company Common Share (including Company Common Shares issued pursuant to items (i), (ii) and (iii) above) issued and outstanding immediately prior to the Effective Time will be automatically exchanged for the number of Spinco Common Shares as set forth in the Plan of Arrangement; (v) each Company Option issued and outstanding immediately prior to the Effective Time will be exchanged for a Converted Option of Spinco as set forth in the Plan of Arrangement, (vi) each Company Warrant issued and outstanding immediately prior to the Effective Time will be exchanged for a Converted Warrant of Spinco as set forth in the Plan of Arrangement, and (vii) Amalco Sub and the Company will merge to form one corporate entity with the same effect as if they had amalgamated under Part 9 Division 3 of the BCBCA;

WHEREAS, as of the date hereof, the Securityholder is a “beneficial owner” (as such term is used herein, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) (“Ownership”) of, and is entitled to dispose of and vote (if applicable), the number of and type of Company Security set forth opposite such Securityholder’s name on Schedule 1 of this Agreement (collectively, such Securityholder’s “Owned Securities”, and together with (i) any additional Company Securities (and any securities convertible into or exercisable or exchangeable for Company Securities) in which such Securityholder acquires Ownership after the date hereof, including by purchase, as a result of a stock dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, (ii) any securities of the Company issued in exchange for the Owned Securities, and (iii) any additional Company Securities with respect to which such Securityholder has the right to vote through a proxy, the “Additional Securities” and together with the Owned Securities, the “Covered Securities”); and

WHEREAS, as a condition and inducement to the willingness of the Parent and Spinco to enter into the Business Combination Agreement, the Securityholder is entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parent, the Company and the Securityholder hereby agree as follows:

1. Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 3 and the last paragraph of this Section 1, the Securityholder, solely in his, her or its capacity as a Securityholder or proxy holder of the Company, irrevocably and unconditionally agrees, and agrees to cause any other holder of record of any of such Securityholder’s Covered Securities, to validly execute and deliver to the Company on (or effective as of) the third (3rd) Business Day following the date any management information circular is disseminated to the Company’s securityholders in connection with the transactions contemplated under the Business Combination Agreement, a written consent in respect of all of such Securityholder’s Covered Securities approving the Plan of Arrangement and the Arrangement Resolution and the proposed transactions contemplated by the Business Combination Agreement and any other matters necessary or reasonably requested by the Company for consummation of the Plan of Arrangement and the other transactions contemplated by the Business Combination Agreement. In addition, subject to the last paragraph of this Section 1, prior to the Termination Date (as defined herein), the Securityholder, in his, her or its capacity as a securityholder or proxy holder of the Company, irrevocably and unconditionally agrees that, at any other meeting of the securityholders of the Company (whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of the securityholders of the Company, the Securityholder shall, and shall cause any other holder of record of the Securityholder’s Covered Securities to:

(a) when such meeting is held, appear at such meeting or otherwise cause the Securityholder’s Covered Securities to be counted as present thereat for the purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Securityholder’s Covered Securities owned as of the record date for such meeting (or the date that any written consent is executed by such Securityholder) in favor of the Plan of Arrangement, the adoption of the Business Combination Agreement and any other matters necessary or reasonably requested by the Company for consummation of the Plan of Arrangement and the other transactions contemplated by the Business Combination Agreement;

(c) in any other circumstances upon which a consent or other approval is required under the Company’s articles of incorporation, notice of articles or other constating documents (collectively, the “Company’s Governing Documents”), the BCBCA or otherwise sought with respect to the Business Combination Agreement or the other transactions contemplated by the Business Combination Agreement, vote, consent or approve (or cause to be voted, consented or approved) all of the Securityholder’s Covered Securities held at such time in favor thereof; and

(d) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Securityholder’s Covered Securities against (i) any proposal other than as set out in the Business Combination Agreement or which is required to give effect to the transactions contemplated in the Business Combination Agreement, (ii) any amendment to the Company’s Governing Documents (other than as provided for in the Business Combination Agreement or as expressly waived by the parties thereto) and any other action, in each case, that would reasonably be expected to (x) impede, interfere with, delay, postpone or adversely affect the Plan of Arrangement or any of the other transactions contemplated by the Business Combination Agreement, (y) result in any condition to the consummation of the transactions set forth in Article VIII (Closing Conditions) of the Business Combination Agreement not being fulfilled, or (z) result in a breach of any covenant, representation or warranty, or other obligation or agreement of such Securityholder contained in this Agreement and (iii) any other action, agreement or transaction that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Business Combination Agreement or that would reasonably be expected to result in the failure of the transactions contemplated by the Business Combination Agreement from being consummated.

The obligations of the Securityholder specified in this Section 1 shall apply whether or not the Plan of Arrangement and the Arrangement Resolution or any action described above is recommended by the board of directors of the Company (the “Company Board”), or the Company Board has previously recommended the Plan of Arrangement and the Arrangement Resolution but changed such recommendation.

For the avoidance of doubt, except as explicitly set forth in this Section 1, nothing in this Agreement shall limit the right of the Securityholder to vote in favor of, against or abstain with respect to any other matters presented to the securityholders of the Company. Nothing in this Agreement shall obligate the Securityholder to exercise any option or any other right to acquire any Company Securities.

2. No Inconsistent Agreements. The Securityholder hereby covenants and agrees that they shall not (a) enter into any voting agreement or voting trust with respect to any of such Securityholder’s Covered Securities that is inconsistent with such Securityholder’s obligations pursuant to this Agreement, (b) grant a proxy or power of attorney with respect to any of such Securityholder’s Covered Securities that is inconsistent with such Securityholder’s obligations pursuant to this Agreement, or (c) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

3. Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Business Combination Agreement in accordance with its terms, and (c) the time this Agreement is terminated upon the mutual written agreement of the Company, Parent, Spinco and the Securityholder (the earliest such date under clause (a), (b) and (c) being referred to herein as the “Termination Date”) and the representations, warranties, covenants and agreements contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the earlier of (i) the Effective Time and (ii) the termination of this Agreement; provided, that the provisions set forth in Sections 12 through 22 shall survive the termination of this Agreement. The termination of this Agreement shall not prevent a Party from seeking any remedies (at law or in equity) against any other Party or relieve such Party from liability for such Party’s intentional and material breach of any terms of this Agreement.

4. Dissenters’ Rights. The Securityholder hereby irrevocably waives, and agrees not to exercise or attempt to exercise, any right to dissent or right of appraisal or any similar provision under applicable Law (including pursuant to the BCBCA) in connection with the Plan of Arrangement and the other transactions as contemplated by the Business Combination Agreement; provided, however, that such Securityholder shall not be prohibited from exercising or attempting to exercise any of the foregoing in the event of fraud or material misrepresentation pertaining to this Agreement on the part of any of the Parent, Spinco or the Company that results or would reasonably be expected to result in a material harm to such Securityholder. The Securityholder agrees they will not bring, commence, institute, maintain, prosecute or voluntarily aid any action, claim, proceeding, order or other application, at law or in equity, in any court or before any Governmental Authority, which challenges the validity of or seeks to enjoin, impair or delay the valid operation of any provision of this Agreement, the Plan of Arrangement or the Business Combination Agreement or the consideration and approval thereof by the securityholders of the Company, the board of directors of the Company or the governing bodies of the Subsidiary of the Company; provided, however, that the Securityholder shall not be prohibited from bringing, commencing, instituting, maintaining, prosecuting or voluntarily aiding in any of the foregoing in the event of fraud or material misrepresentation pertaining to this Agreement on the part of any of the Parent, Spinco or the Company that results or would reasonably be expected to result in a material harm to such Securityholder.

5. Representations and Warranties of the Securityholder. The Securityholder hereby represents and warrants as of the date hereof to the Parent, Spinco and the Company as follows:

(a) The Securityholder is the beneficial owner of, and has good, valid and marketable title to or has a valid proxy to vote the Securityholder’s Covered Securities, free and clear of any Liens (other than as created by this Agreement or the organizational documents of the Company (including, for the purposes hereof, any agreements between or among securityholders of the Company)). Other than the Owned Securities set forth opposite such Securityholder’s name on Schedule 1, the Securityholder does not legally own or beneficially hold any Company Securities or any interest therein.

(b) The Securityholder, except as provided in this Agreement or the Company’s Governing Documents, (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein whether by ownership or by proxy, in each case, with respect to such Securityholder’s Covered Securities, (ii) has not entered into any shareholders’ agreement, voting agreement, voting trust, pooling agreement or similar agreement, understanding or arrangement, or any right or privilege (by Law or contract) capable of becoming any of the foregoing, in each case, and has no knowledge and is not aware of any such foregoing agreement or arrangement in effect with respect to any of the Securityholder’s Covered Securities that are inconsistent with, or would interfere with, or prohibit or prevent the Securityholder from satisfying its obligations pursuant to, this Agreement, other than the Company Shareholders Agreement (iii) has not granted a proxy or power of attorney with respect to any of the Securityholder’s Covered Securities that is inconsistent with the Securityholder’s obligations pursuant to this Agreement, and has no knowledge and is not aware of any such proxy or power of attorney in effect, and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, and has no knowledge and is not aware of any such agreement or undertaking.

(c) The Securityholder affirms that (i) if the Securityholder is a natural person, he or she has all the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transaction contemplated hereby, and (ii) if the Securityholder is not a natural person, (A) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization, and (B) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Securityholder and, subject to the due execution and delivery of this Agreement by each other Party, constitutes a legally valid and binding agreement of the Securityholder enforceable against the Securityholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws or other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(d) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under applicable Law, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Securityholder from, or to be given by the Securityholder to, or be made by the Securityholder with, any Governmental Authority in connection with the execution, delivery and performance by the Securityholder of this Agreement, the consummation of the transactions contemplated hereby, the Plan of Arrangement or the other transactions contemplated by the Business Combination Agreement.

(e) The execution, delivery and performance of this Agreement by the Securityholder does not, and the consummation of the transactions contemplated hereby, the Plan of Arrangement or the other transactions contemplated by the Business Combination Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the constating documents of the Securityholder (if the Securityholder is not a natural person), (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of the Securityholder pursuant to any Contract binding upon the Securityholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 5(d), under any applicable Law to which the Securityholder is subject, or (iii) any change in the rights or obligations of any party under any Contract legally binding upon the Securityholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Securityholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Plan of Arrangement or the other transactions contemplated by the Business Combination Agreement.

(f) There is no action, proceeding or investigation pending against the Securityholder or, to the knowledge of the Securityholder, threatened against the Securityholder that, (i) in any manner, questions the beneficial or record ownership of the Securityholder’s Covered Securities or the validity of this Agreement, or (ii) before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which challenges or seeks to prevent, enjoin or materially delay the performance by the Securityholder of its obligations under this Agreement.

(g) The Securityholder has received a copy of and reviewed the Business Combination Agreement and has had the opportunity to consult with the Securityholder’s tax and legal advisors. The Securityholder is a sophisticated Securityholder and has adequate information concerning the business and financial condition of Spinco and the Company to make an informed decision regarding this Agreement and the other transactions contemplated by the Business Combination Agreement and has independently and based on such information as such Securityholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Securityholder acknowledges that (i) the Parent, Spinco and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement and (ii) the agreements contained herein with respect to the Covered Securities held by the Securityholder are irrevocable.

(h) The Securityholder understands and acknowledges that the Parent and Spinco are entering into the Business Combination Agreement in reliance upon the Securityholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Securityholder contained herein.

(i) No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which the Securityholder or the Company is or could be liable in connection with the Business Combination Agreement or this Agreement or any of the respective transactions contemplated hereby or thereby, in each case based upon arrangements made by the Securityholder in his, her or its capacity as a Securityholder or, to the knowledge of the Securityholder, on behalf of the Securityholder in his, her or its capacity as a Securityholder of the Company.

6. Certain Covenants of the Securityholder. Except in accordance with the terms of this Agreement, the Securityholder hereby covenants and agrees as follows:

(a) No Solicitation. Subject to Section 8 hereof, prior to the Termination Date, the Securityholder shall not, and shall cause its Representatives not to, (i) initiate any negotiations with any Person with respect to, or provide any non-public information or data concerning the Company or its Subsidiary, to any Person relating to an Acquisition Proposal or an Alternative Transaction or afford to any Person access to the business, properties, assets or personnel of the Company or its Subsidiary in connection with an Acquisition Proposal or an Alternative Transaction, (ii) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to an Acquisition Proposal or an Alternative Transaction, (iii) grant any waiver, amendment or release under any confidentiality agreement or the anti-takeover Laws of any state relating to an Acquisition Proposal or an Alternative Transaction, or (iv) otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make an Acquisition Proposal or an Alternative Transaction. The Securityholder also agrees that immediately following the execution of this Agreement the Securityholder shall, and shall cause its Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal or an Alternative Transaction. The Securityholder shall promptly (and in any event within two (2) Business Days) notify, in writing, the Parent of the receipt of any inquiry, proposal, offer or request for information received after the date hereof that constitutes, or could reasonably be expected to result in or lead to, an Acquisition Proposal or an Alternative Transaction, which notice shall include a summary of the material terms of such inquiry, proposal or offer (and shall include any other documents evidencing or specifying the terms of such proposal, offer, inquiry or request).

The Securityholder shall promptly (and in any event within forty-eight (48) hours) keep the Parent reasonably informed of any material developments with respect to any such inquiry, proposal, offer, request for information or an Acquisition Proposal or an Alternative Transaction (in each case, including any material changes thereto).

Notwithstanding anything in this Agreement to the contrary, (i) the Securityholder shall not be responsible for the actions of the Company or the Company Board (or any committee thereof), any Subsidiary of the Company, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (collectively, the “Company Related Parties”), (ii) the Securityholder makes no representations or warranties with respect to the actions of any of the Company Related Parties, and (iii) any breach by the Company of its obligations under Section 6.7 (No Solicitation) of the Business Combination Agreement shall not be considered a breach of this Section 6(a) (it being understood that, for the avoidance of doubt, the Securityholder or his, her or its Representatives shall remain responsible for any breach by the Securityholder or his, her or its Representatives of this Section 6(a)).

(b) No Transfer. The Securityholder hereby agrees, prior to the Termination Date, not to (except in each case pursuant to the Business Combination Agreement), (i) directly or indirectly, (A) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), (B) enter into any Contract, option, or other arrangement or undertaking with respect to the Transfer of, or (C) deposit into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is materially inconsistent with this Agreement with respect to the Securityholder’s obligations under Section 1, hereto any of such Securityholder’s Covered Securities, or (ii) publicly announce any intention to effect any transaction specified in clauses (A), (B), or (C), or (iii) take any action that would make any representation or warranty of such Securityholder contained herein untrue or incorrect or have the effect of preventing or disabling the Securityholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer (i) in the case of an individual, (A) by gift to a member of the individual’s immediate family, or to a trust, the beneficiary of which is a member of the individual’s immediate family or an Affiliate of such Person, or to a charitable organization, (B) by virtue of laws of descent and distribution upon death of the individual, (C) pursuant to a qualified domestic relations order, or (D) in the case of a trust, by distribution to one or more of the permissible beneficiaries of such trust, or (ii) in the case of an entity, to an Affiliate of such Person; provided, further, that any such Transfer shall be permitted only if, as a precondition to such Transfer, such permitted transferee agrees in a writing, reasonably satisfactory in form and substance to the Parent and Spinco, to assume all of the obligations of the transferor under, and be bound by all of the terms of, this Agreement. Any Transfer in violation of this Section 6(b) shall be null and void.

(c) The Securityholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.

7. Appointed Representative. The Securityholder appoints the Company as its or their representative (the “Appointed Representative”) as its true and lawful attorney in fact, with full power and authority in its name and on its behalf to:

(a) act in the absolute discretion of the Appointed Representative with respect to all matters relating to this Agreement, including execution and delivery of any amendment of, or supplement to, this Agreement, any waiver of any condition under, or right arising out of, this Agreement, and any termination of this Agreement;

(b) in general, do all things and to perform all acts, including negotiating, executing and delivering all agreements, certificates, receipts, instructions, and other instruments, contemplated by, or deemed advisable to complete the transactions contemplated by, this Agreement;

(c) vote the Covered Securities as contemplated in Section 1 hereof; and

(d) perform its duties and fulfill the obligations of the Securityholder under this Agreement.

The appointment of the Appointed Representative shall be effective as of the date hereunder, and will terminate immediately on the Termination Date. The Appointed Representative shall not be liable for any act done or omitted hereunder as Appointed Representative while acting in good faith and in the exercise of reasonable judgment. The Securityholder shall indemnify the Appointed Representative and hold the Appointed Representative harmless against any loss or expense incurred without negligence or bad faith on the part of the Appointed Representative and arising out of or in connection with the acceptance or administration of their duties hereunder.

8. Further Assurances. From time to time, at the Parent’s request and without further consideration, the Securityholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by the Business Combination Agreement and this Agreement. The Securityholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against the Parent, Spinco, the Company or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Business Combination Agreement or the consummation of the transactions contemplated hereby and thereby.

9. Disclosure. The Securityholder hereby authorizes the Company and the Parent to publish and disclose in any information circular prepared by Company in respect of approval of the Business Combination Agreement and transactions related thereto, or announcement or disclosure required by any Governmental Authority (including the Court, the SEC or the British Columbia Securities Commission) such Securityholder’s identity and ownership of the Covered Securities and the nature of the Securityholder’s obligations under this Agreement. The Securityholder agrees to promptly give to the Company, Spinco and the Parent any information as they may reasonably require for the preparation of any such disclosure documents. The Securityholder hereby agrees to promptly notify the Company, Spinco and the Parent of any required corrections with respect to any written information supplied by the Securityholder specifically for use in any such disclosure document, if and to the extent that any such written information has become false or misleading in any material respect. Except as required by Law (including applicable securities law, rules and regulations) or applicable stock exchange requirements, the Securityholder shall not make any public announcement or statement with respect to the Arrangement or this Agreement without the prior written approval of the Company, Spinco and the Parent. Moreover, the Securityholder agrees to provide prior notice to Company, Spinco and the Parent of any public announcement relating to the Arrangement or this Agreement and agrees to consult with the Company, Spinco and the Parent prior to issuing such public announcement.

10. Changes in Company Securities. In the event (a) of a share split, stock dividend or distribution, or any change in Company Shares by reason of any share split, reverse share split, recapitalization, combination, reclassification, exchange of shares or the like, (b) a Securityholder purchases or otherwise acquires beneficial ownership of any Company Securities, or (c) a Securityholder acquires the right to vote or share in the voting of any Company Securities, the terms “Owned Securities” and “Covered Securities” shall be deemed to refer to and include such securities as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

11. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by a duly authorized agreement in writing signed by the Parent, Spinco, the Company and the Securityholder. Any purported amendment by any Party or Parties effected in a manner that does not comply with this Section 11 shall be null and void, ab initio.

12. Waiver. No failure or delay by any Party exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Parties are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such Party.

13. Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail or Canada Post having been sent by registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other internationally recognized overnight delivery service, or (d) when delivered by email during normal business hours at the location of the recipient, and otherwise on the next following Business Day, addressed as follows (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 13):

If to the Securityholder:

to the address or email address set forth opposite the Securityholder’s name on Schedule 1, or in the absence of such address or email address being set forth on Schedule 1, the address (including email) set forth in the Company’s books and records, with a copy (which shall not constitute notice) to:

Gowling WLG (Canada) LLP

1600, 421 7th Avenue SW,

Calgary, Alberta, T2P 4K9, Canada

Attention:	Sharagim Habibi
Email:	Sharagim.Habibi@gowlingwlg.com

If to the Parent or Spinco, to it at:

c/o Inpixon

2479 E Bayshore Rd, Suite 195

Palo Alto, CA 94303 United States

Attention:	Melanie Figueroa
Email:	melanie.figueroa@inpixon.com

with a copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP

1045 W Fulton Market, Suite 1200

Chicago, Illinois 60607 United States

Attention:	Kevin Friedmann
Email:	kevin.friedmann@nortonrosefulbright.com

If to the Company:

Damon Motors Inc.
704 Alexander Street
Vancouver, British Columbia, V6A 1E3

Attention:	Jay Giraud
Email:	jay@damon.com

with a copy to (which will not constitute notice):

Dorsey & Whitney LLP

Brookfield Place, 161 Bay Street, Suite 4310

Toronto, Ontario, M5J 2S1

Attention:	Richard Raymer
Email:	raymer.richard@dorsey.com

and with a copy to (which will not constitute notice):

Gowling WLG (Canada) LLP

1600, 421 7th Avenue SW,

Calgary, Alberta, T2P 4K9, Canada

Attention:	Sharagim Habibi
Email:	Sharagim.Habibi@gowlingwlg.com

14. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Parent or Spinco any direct or indirect ownership or incidence of ownership of or with respect to the Covered Securities. All rights, ownership and economic benefits of and relating to the Covered Securities shall remain vested in and belong to the Securityholder, and the Parent and Spinco shall have no authority to direct the Securityholder in the voting or disposition of any of the Securityholder’s Covered Securities, except as otherwise provided herein.

15. Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the Parties to the extent they relate in any way to the subject matter hereof.

16. No Third-Party Beneficiaries. The Securityholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of the Parent, Spinco and the Company in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the Parties hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as Parties; provided, that the Company shall be an express third party beneficiary with respect to Section 5 and Section 6(b).

17. Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, without giving effect to any choice of law or conflict of law provision or rule (whether of the Province of British Columbia or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the Province of British Columbia, except to the extent mandatorily governed by the federal laws of Canada applicable therein, including the provisions related to any information circular sent by the Company to the Securityholder, the meeting of the Company’s Securityholders and the Plan of Arrangement.

(b) All legal Actions, claims, demands, actions or causes of action arising out of or relating to this Agreement shall be heard and determined exclusively in the Supreme Court of British Columbia; provided, that if jurisdiction is not then available in the Supreme Court of British Columbia, then any such legal Actions, claims, demands, actions or causes of action may be brought in any federal court located in the Province of British Columbia or other court as applicable. Each of the Parties (i) irrevocably and unconditionally submits to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action, claim, demand, action or cause of action arising out of or relating to this Agreement or any of the transactions contemplated hereby brought by any Party, and (ii) agrees not to commence any Action, claim, demand, action or cause of action relating thereto except in the courts described above in the Province of British Columbia, other than Actions, claims, demands, actions or causes of action in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in the Province of British Columbia as described herein. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action claim, demand, action or cause of action against such Party (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the transactions contemplated hereby or thereby, (A) any claim that such Party is not personally subject to the jurisdiction of the courts in the Province of British Columbia as described in this Section 17(b) for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Action, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Action, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such Party’s respective address set forth in Section 13 shall be effective service of process for any such Action, claim, demand, action or cause of action.

(c) THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT SUCH PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17(c).

18. Assignment; Successors. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law), in whole or in part, without the prior written consent of the Parties. Any such assignment without such consent shall be null and void.

19. Enforcement. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon the Parties, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that immediate and irreparable harm or damage may occur for which money damage would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed or complied with in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy to which any Party is entitled to at law or in equity, the Parties shall be entitled to equitable remedies against another Party for its breach or threatened breach of this Agreement, including seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Supreme Court of British Columbia or any other court as applicable within the Province of British Columbia, this being in addition to any other remedy to which such Party is entitled at law or in equity, in each case, (a) without necessity of posting a bond or other form of security, and (b) without proving the inadequacy of money damages or another remedy at law. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement (including to prevent breaches or threatened breaches of this Agreement), no Party shall allege, and each Party hereby waives all defenses and objections to such Action on the grounds that (i) money damages would be adequate or there is another adequate remedy at law, or (ii) the Party seeking equitable remedies must either post a bond or other form of security and prove the inadequacy of money damages or another remedy at law.

20. Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

21. Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

22. Capacity as a Securityholder or Proxy Holder. Notwithstanding anything herein to the contrary, the Securityholder or proxy holder signs this Agreement solely in the Securityholder’s or proxy holder’s capacity as a Securityholder or proxy holder of the Company, and not in any other capacity and this Agreement shall not limit, prevent or otherwise affect the actions of the Securityholder, proxy holder or any Affiliate, employee or designee of the Securityholder or proxy holder, or any of their respective Affiliates in his or her capacity, if applicable, as an officer or director of the Company (or any Subsidiary of the Company) or any other Person, including in the exercise of his or her fiduciary duties as a director or officer of the Company or any Subsidiary of the Company.

23. Miscellaneous. Section 10.11 (Interpretation) of the Business Combination Agreement is hereby incorporated into this Agreement (including any relevant definitions contained in such Section), mutatis mutandis.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

INPIXON

By:
Name:
Title:

[Signature Page to Securityholder Support Agreement]

DAMON MOTORS INC.

By:
Name:
Title:

[Signature Page to Securityholder Support Agreement]

GRAFITI HOLDING INC.

Name:
Title:

[Securityholder]

Schedule 1

Securityholder

Securityholder Name	Securityholder Address	Number and Class of Company Securities
[●]	[●]	[●]